Exhibit 99.1

Helmerich & Payne, Inc. Capital One Southcoast, Inc. 2013 Energy Conference December 12, 2013

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

A Quick Primer on Helmerich & Payne U.S. land drilling market share leader Focused on innovation and returns on capital Leader in ongoing industry land rig replacement cycle Most modern and capable land drilling fleet Strong balance sheet

Evolution of H&P’s Global Rig Fleet International Land 29 Offshore 9 December 2001 U.S. Land 307 96 Rigs 345 Rigs (Before AC Drive Rigs) December 2013

Announcing Five Additional New Builds Five incremental FlexRigs with multi-year term contracts with two customers in the U.S. Since the beginning of fiscal 2014, we have now announced term contracts for 18 new FlexRigs with six customers in the U.S. As of December 11, 2013, six of the 18 announced FlexRigs have already been delivered. Once the remaining rigs are completed, the Company’s global fleet is expected to include 319 FlexRigs.

H&P’s Global Rig Fleet * Estimates include existing rigs and announced new build commitments International Land Offshore U.S. Land 96 111 127 130 128 151 193 224 254 257 281 320 340 358 400 350 300 250 200 150 100 50 0 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2013 2012 2014E* Fiscal Year (Ending Sept 30) Rigs Available

H&P Activity as of December 11, 2013 Rigs Working/ Contracted 261 261 0 8 23 292 Rigs Available 307 274 33 9 29 345 12 1 358 % Contracted 85% 95% 0% 89% 79% 85% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total FlexRig Construction Other AC Construction Total Fleet (1) (2) Includes announced new build commitments under term contracts. Includes an announced 3,000 horsepower AC new build under term contract with international delivery expected in Spring 2014. (1) (2)

H&P’s U.S. Land Fleet Activity (1) (1) Includes completed new builds pending delivery and not generating revenue days. 300 270 240 210 180 150 120 90 60 30 0 228 83 82 81 82 78 82 87 89 99 102 157 156 156 160 161 159 157 160 154 145 236 242 239 236 243 247 247 257 261 Avg. Q1FY12 Avg. Q2Y12 Avg. Q3Y12 Avg. Q4Y12 Avg. Q1FY13 Avg. Q2Y13 Avg. Q3Y13 Avg. Q4Y13 Active Rigs in Spot Market Active Rigs on Term Other Rigs on Term Number of Active H&P U.S. Land Rigs

H&P’s U.S. Land Operations We now expect total quarterly revenue days to increase by approximately 4% (up from our prior estimate of 3%) during the first fiscal quarter of 2014 as compared to the fourth fiscal quarter of 2013. We still expect average rig revenue per day, excluding early termination and delay revenues, to decline by less than 1% during the first fiscal quarter of 2014 as compared to the fourth fiscal quarter of 2013. Approximately $10 million in early termination and delivery delay revenue is still expected in the first fiscal quarter of 2014. We still expect average rig expense per day to be roughly $13,000 (with a range of plus or minus a few percentage points) in the first fiscal quarter of 2014. Drilling Operations Outlook for the First Quarter of Fiscal 2014

H&P’s Offshore Operations We continue to expect the number of revenue days during the first fiscal quarter of 2014 to be flat as compared to the fourth fiscal quarter of 2013. We now expect the average rig margin per day to result in approximately $26,000 per day during the first fiscal quarter of 2014 (up from our 11/14/13 estimate of approximately $25,000). Drilling Operations Outlook for the First Quarter of Fiscal 2014

 We still expect revenue days during the first fiscal quarter to decline by approximately 10% as compared to the fourth fiscal quarter of 2013. Average rig margin per day is still expected to be relatively flat during the first fiscal quarter of 2014 as compared to the previous fiscal quarter. H&P’s International Land Operations Drilling Operations Outlook for the First Quarter of Fiscal 2014

U.S. Land Active Rig Count BHI Rig Count Quarterly Average Active Rigs (By Company) Quarterly Average BHI Rig Count0 50 100 150 200 250 300 2,400 2,000 1,600 1,200 800 400 0 2005 2006 2007 2008 2009 2010 2011 2012 2013 Calendar Year

Changes in Lower 48 U.S. Land Rig Count * PDS’ active rig count includes both PDS and Grey Wolf rigs. Change in Rig Count Estimated Change Since 2008 Peak in Active U.S. Land Rigs (Rig Data Weekly Rig Count - October 2008 to December 2013) HP U.S. Land  PTEN NBR PDS* UNT

As of December 2013 (~1,670 Active Rigs in U.S. Land By Power Type) The Replacement Cycle Continues As of October 2008 (Peak) (~1,900 Active Rigs in U.S. Land By Power Type) Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

AC Rigs Continue to Gain Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified.

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency (AC) drives with increased precision and measurability Computerized electronic driller that more precisely controls weight on bit, rotation and pressure Designed to move quickly from well to well Accelerated well programs and NPV gains A significantly enhanced and safer workplace Minimized impact to the environment Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Innovation & Applied Technology AC Driven Systems & Integrated Top Drive Mechanized Tubular Handling Computerized Controls BOP Handling Driller’s Cabin Satellite Communications Rig Move Capabilities 31

H&P Continues to Capture Market Share

As of October 2008 (Peak)
(~1,900 Active Rigs in U.S. Land)


HP
9%
PTEN
13%
NBR
14%
PDS
7%
UNT
5%
Other Land
Drillers
52%

As of December 2013
(~1,670 Active Rigs in U.S. Land)


HP
15%
PTEN
11%
NBR
11%
PDS
5%
UNT
4%
Other Land
Drillers
54%

Note: The above estimates corresponding to market share are derived from Rig Data. PDS' market share includes both PDS and Grey Wolf rigs. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower.

Unconventional Plays Shaping Landscape Well Complexity is increasing: Horizontal and directional wells make up over 75% of wells drilled in the U.S. Extended reach laterals progressively longer Multi-well pad drilling gaining acceptance in more areas A factory approach to drilling wells is required This all creates an expanding level of demand for FlexRigs

Increasing Focus on More Difficult Drilling U.S. Rig Activity by Drilling Type Percentage of Active U.S. Rigs (BHI North American Rotary Rig Count)

H&P’s Lead in U.S. Land AC Drive Rigs Note: The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings.

FlexRigs Delivering Drilling Efficiencies We have approximately 1,300 rig years of AC Drive FlexRig drilling experience. Drilled over 52 million feet in 2012 Drilled in excess of 56 million feet through November 2013 Improved our footage per day by 23% between 2011 and 2012 Footage per day has increased approximately 14% in 2013

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Support Structure Processes Organizational Network Maintenance Supply Chain

U.S. Land Safety Performance (2005 – Nov 2013) OSHA Recordable Injury Incidence Rates IADC w/o H&P = 1.79 H&P = 0.77 H&P MANHOURS = 18.0 MM MANHOURS WORKED (MM) INJURIES PER 200,000 MANHOURS Delivering Safety – H&P vs. Industry (IADC)

U.S. Land Market Trends Firm spot market pricing. Continued customer focus on drilling efficiency, technology and safety. We believe that differentiated performance delivers tangible value and will be rewarded accordingly. We continue to have conversations with customers for additional new build orders.

Favorable Market Trends Continue for FlexRigs Customer focus on drilling efficiency, technology and safety Expectation to drill more wells with fewer rigs AC drive rigs replacing SCR and mechanical rigs More customers high-grading their fleets Increasing well complexity

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified. U.S. Land Horizontal And Directional Activity

FlexRigs Leading in Pad Drilling Efforts AC Drive FlexRigs lead in pad drilling efforts in U.S. Land FlexRig3 first pad application in 2004 FlexRig4 was the first bi-directional land drilling design FlexRig5 is the latest generation of bi-directional, long lateral pad drilling rig We have drilled over 6,700 wells on approximately 1,350 pads

H&P’s Pad Capable Fleet Approximately 50% of H&P’s U.S. Land active fleet, all of which are AC drive rigs, are equipped with hydraulic pad systems. Our pad capable fleet is fully utilized. In addition, we continue to add new pad capable FlexRigs and have customer interest in additional pad drilling system upgrades for existing FlexRigs.

High-Grading is Accelerating Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data, Smith Bits, and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower. Certain assumptions were made on approximately 5% of the active rigs that were not readily identified. As of December 2012 (~1,630 Active Rigs in U.S. Land By Power Type) As of December 2013 (~1,670 Active Rigs in U.S. Land By Power Type)

Unconventional Drilling Growth in Permian Note: The above estimates are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than 600 horsepower.

(273 H&P Contracted Land Rigs as of 12/11/13*) Leading U.S. Unconventional Driller * Includes 12 announced new FlexRigs with customer commitments scheduled for delivery in calendar 2013 and 2014.

H&P’s New Build Program Continues H&P plans to continue a build cadence of two rigs per month through the rest of the fiscal year. We have the flexibility to increase our production cadence depending on market demand. We believe that this approach will continue to reward shareholders.

Record Profits During Industry Slowdown ** NBR’s operating income corresponds to its U.S. Lower 48, U.S. Offshore, and Alaska business units. * PTEN’s operating income includes drilling operations in Canada.

Return on Equity * Including gains from the sale of investment securities and discontinued operations, H&P's corresponding ROE resulted in 17.8%. ** The corresponding ROE values for the selected companies exclude certain extraordinary, non-recurring charges.

Current Dividend Yields Source: Thomson Financial. Yields calculated as of market close on December 5, 2013.

Ten-Year Relative Shareholder Return Source: Thomson Financial as of December 5, 2013

In Summary: H&P’s long term strategy for growing shareholder value: Innovation Technology Safety and operational excellence Customer satisfaction

Additional References

Growing Shareholder Value Lead Innovation Expand Market Share Drive Well Costs Down Satisfy Customers

A Value Proposition Example H&P vs. Competitors South Texas – ~18,000 ft. measured depth Estimated Estimated Peer H&P FlexRig3 Conventional Fit-for-purpose Average Average Average 2013 (Spot Market) (Spot Market) (Spot Market) 1. Drilling days 25.3 18.5 Other days No Data 3 3 Moving days 4 3 Total rig revenue days per well 32.3 24.5 2. Drilling contractor dayrate $23,000 $28,000 Operator’s other intangible $25,000 $25,000 cost per day estimate Total daily cost estimate $48,000 $53,000 Total cost per well (daily services) $1,550,400 $1,298,500 3. Total well savings with H&P – per well $251,900 per year $3.75MM Increased wells per rig per year versus peer fit-for-purpose: 3.6 wells

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data and corporate filings.

H&P Global Fleet Under Term Contract Segment Q1 Q2 Q3 Q4 Q1 Q2 Q3 FY14 FY14 FY14 FY14 FY15 FY15 FY15 U.S. Land 157.5 142.0 132.1 120.9 104.0 89.2 68.3 International Land 14.9 12.8 12.0 12.0 10.3 8.2 6.4 Offshore 3.0 3.0 2.5 1.9 1.0 1.0 1.0 Total 175.4 157.8 146.6 134.8 115.3 98.4 75.7 Number of Rigs Already Under Long-Term Contracts (Estimated Quarterly Average, Including Announced New Builds - as of 12/11/13)

Active Idle Total Long-term Contracts Argentina 8 1 9 5 Bahrain 2 1 3 2 Colombia 5 2 7 2 Ecuador 5 1 6 1 Tunisia 1 1 2 U.A.E. 2 2 2 Total 23 6 29 12 H&P’s International Land Operations 11 of 16 FlexRigs, included in the international fleet of 29 rigs, are under long-term contracts. (1) Rig Fleet Status (as of December 11, 2013) (1)

Oil vs. Natural Gas Directed Rig Count Number of Active U.S. Rigs (BHI North American Rotary Rig Count)

Oil and Natural Gas Prices Source: Energy Information Administration Oil Prices Natural Gas Prices U.S. Dolalrs per Barrel U.S. Dollars per Million British Thermal Units

Dry Gas (Long-term Contracts) 4% H&P’s Exposure to Oil & Liquids Estimated proportion of H&P’s active U.S. Land rigs by primary hydrocarbon target as of 12/11/13 Dry Gas (Spot Market) 3% Oil and Liquids-Rich Gas 93%

Land Drilling Market Valuations Source: Thomson Financial as of December 5, 2013. Market Capitalization (Millions)

U.S. Land Average Daywork Margins(1) (1) Does not include the impact of early contract termination revenue. Calendar Year Quarterly Average Rig Margin per Day

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